As filed with the Securities and Exchange Commission on May 3, 2019

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOBLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-0785597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Noble Energy Way Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

Noble Energy, Inc. 2017 Long-Term Incentive Plan

(Amended and Restated Effective April 23, 2019)

(Full title of the plan)

Rachel G. Clingman

Senior Vice President, General Counsel and Corporate Secretary

Noble Energy, Inc.

1001 Noble Energy Way

Houston, Texas 77070

(Name and address of agent for service)

(281) 872-3100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	15,000,000	$27.38	$410,700,000	$49,776.84

(1)

This registration statement on Form S-8 (this “Registration Statement”) covers the number of shares of Noble Energy, Inc. common stock, $0.01 par value per share (“Common Stock”), stated above and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of additional securities that may become issuable pursuant to the Noble Energy, Inc. 2017 Long-Term Incentive Plan (Amended and Restated Effective April 23, 2019) (the “2017 Plan”), pursuant to the adjustment and anti-dilution provisions under the 2017 Plan.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The maximum offering price per share and maximum aggregate offering price are based on a price of $27.38, which was the average of the high and low sales prices per share of Common Stock reported on the New York Stock Exchange on April 29, 2019.

EXPLANATORY NOTE

This Registration Statement is being filed by Noble Energy, Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction E of Form S-8 under the Securities Act to register an additional 15,000,000 shares of Common Stock for issuance in connection with awards under the 2017 Plan pursuant to the amendment and restatement of the 2017 Plan approved by the Registrant’s stockholders on April 23, 2019. The amendment and restatement of the 2017 Plan increases the number of shares of Common Stock authorized for issuance under the 2017 Plan from 29,000,000 shares to 44,000,000 shares (an increase of 15,000,000 shares), extends the term of the 2017 Plan through January 28, 2029 and removes certain provisions no longer applicable due to changes in the federal tax laws.

Except as set forth below, the contents of the Registrant’s registration statement on Form S-8 (File No. 333-217605) relating to shares of Common Stock for issuance in connection with awards under the same benefit plan (i.e., the Noble Energy, Inc. 2017 Long-Term Incentive Plan prior to the amendment and restatement thereof) which was previously filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 3, 2017, are incorporated by reference in this Registration Statement as permitted by General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	the Registrant’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2019;

•	the Registrant’s Current Report on Form 8-K, filed with the Commission on April 24, 2019; and

•

the description of the Registrant’s common stock set forth in the Registrant’s registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that no information furnished under either Item 2.02 or Item 7.01 (or any exhibits related thereto under Item 9.01) of any Current Report on Form 8-K shall be deemed to be incorporated by reference in this Registration Statement or to be a part hereof.

Item 8.	Exhibits.

The following documents are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Noble Energy, Inc., filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed July 28, 2016 (File No. 001-07964), and incorporated herein by reference.

3.2	By-Laws of Noble Energy, Inc. (as amended through February 15, 2019), filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed February 19, 2019 (File No. 001-07964), and incorporated herein by reference.

4.1	Noble Energy, Inc. 2017 Long-Term Incentive Plan (Amended and Restated Effective April 23, 2019), filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed May 3, 2019 (File No. 001-07964), and incorporated herein by reference.

4.2	Form of Restricted Stock Notice and Award Agreement (three-year vested one-third per year) under the Noble Energy, Inc. 2017 Long-Term Incentive Plan, filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed May 3, 2019 (File No. 001-07964), and incorporated herein by reference.

Exhibit No.	Description

4.3	Form of Option Award Notice and Agreement under the Noble Energy, Inc. 2017 Long-Term Incentive Plan, filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed May 3, 2019 (File No. 001-07964), and incorporated herein by reference.

4.4	Form of Restricted Stock Notice and Award Agreement (three-year cliff vested) under the Noble Energy, Inc. 2017 Long-Term Incentive Plan, filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed May 3, 2019 (File No. 001-07964), and incorporated herein by reference.

4.5	Form of Restricted Stock Notice and Award Agreement (three-year vested 20/30/50) under the Noble Energy, Inc. 2017 Long-Term Incentive Plan, filed as Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed May 3, 2019 (File No. 001-07964), and incorporated herein by reference.

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 3, 2019.

NOBLE ENERGY, INC.

By:	/s/ David L. Stover
David L. Stover Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David L. Stover, Kenneth M. Fisher and Rachel G. Clingman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on May 3, 2019.

Signature	Title

/s/ David L. Stover David L. Stover	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Kenneth M. Fisher Kenneth M. Fisher	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Dustin A. Hatley Dustin A. Hatley	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ Jeffrey L. Berenson Jeffrey L. Berenson	Director

/s/ Michael A. Cawley Michael A. Cawley	Director

/s/ James E. Craddock James E. Craddock	Director

/s/ Barbara J. Duganier Barbara J. Duganier	Director

/s/ Thomas J. Edelman Thomas J. Edelman	Director

/s/ Holli C. Ladhani Holli C. Ladhani	Director

/s/ Scott D. Urban Scott D. Urban	Director

/s/ William T. Van Kleef William T. Van Kleef	Director